UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2024

Invivyd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178
Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Jeremy Gowler as Interim Chief Executive Officer, Chief Operating Officer and Chief Commercial Officer

Jeremy Gowler, the Interim Chief Executive Officer, Chief Operating Officer and Chief Commercial Officer of Invivyd, Inc. (the “Company”), ceased serving as an executive officer and as the Company’s “principal executive officer,” effective as of May 30, 2024, with his employment terminating on June 29, 2024. The Board of Directors of the Company is continuing its search for a permanent Chief Executive Officer.

Upon Mr. Gowler executing a separation agreement, and subject to Mr. Gowler agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will pay Mr. Gowler the amounts owed to him pursuant to Section 5 of that certain Employment Agreement, dated September 17, 2022, by and between the Company and Mr. Gowler, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on December 6, 2022, as amended by that certain First Amendment, dated April 11, 2024, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2024.

Appointment of William Duke, Jr. as Principal Executive Officer

Effective May 30, 2024, William Duke, Jr., the Company’s Chief Financial Officer, will serve as the Company’s “principal executive officer”. Mr. Duke will continue to serve as “principal financial officer” and “principal accounting officer” of the Company.

Mr. Duke, 51, has served as the Company’s Chief Financial Officer since September 2023. He brings more than 25 years of finance, accounting, and operations experience, including over a decade of senior leadership experience in the biotechnology industry. Prior to joining the Company, Mr. Duke served as the Chief Financial Officer of Apexigen, Inc. from June 2022 to August 2023 where he was responsible for all areas of finance and accounting and helped guide the company through its sale to Pyxis Oncology, Inc. Before Apexigen, Mr. Duke was Chief Financial Officer of Kaleido Biosciences, Inc. from November 2019 to April 2022, where he led the successful completion of multiple financings. Prior to Kaleido Biosciences, he was Chief Financial Officer of Pulmatrix, Inc. from June 2015 to November 2019, where he helped negotiate the company’s first product partnership and led the successful completion of several public offerings. Prior to that, he held senior financial leadership roles at Valeritas, Inc. and Genzyme Corporation, where he helped in the sale of the company to Sanofi. Mr. Duke is a certified public accountant and holds a B.S. in Business Administration from Stonehill College and an M.B.A. from Bentley College.

There are no arrangements or understandings between Mr. Duke and any other persons pursuant to which Mr. Duke was designated as the “principal executive officer” of the Company. There are also no family relationships between Mr. Duke and any director or executive officer of the Company and Mr. Duke has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On May 31, 2024, the Company issued a press release announcing changes to its management team, including the appointment of Timothy Lee as the Chief Commercial Officer of the Company. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

On May 31, 2024, the Company issued a press release announcing general alignment with the U.S. Food and Drug Administration on an expedient, repeatable immunobridging pathway to future potential emergency use authorizations for serial, novel monoclonal antibodies for the prevention and treatment of symptomatic COVID-19. A copy of the press release is being filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 31, 2024

99.2	Press Release, dated May 31, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.

Date: May 31, 2024	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary